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                                                                    EXHIBIT 4.48






                                October 27, 1998



                        SEVENTH AMENDMENT TO AMENDED AND
                    RESTATED CREDIT AGREEMENT ("AMENDMENT")



Insteel Industries, Inc.
1373 Boggs Drive
Mount Airy, North Carolina 27030


Ladies and Gentlemen:


     Reference is hereby made to that certain Amended and Restated Credit Agreement, dated January 26, 1996, as amended by First Amendment thereto, dated April 11, 1997, by Second Amendment thereto, dated as of April 30, 1997, by Third Amendment thereto, dated November 17, 1997, by Fourth Amendment thereto, dated January 6, 1998, by Fifth Amendment thereto, dated as of March 27, 1998, and by Sixth Amendment thereto, dated August 7, 1998 (the Amended and Restated Credit Agreement, as modified, amended, supplemented or restated from time to time, being hereinafter called the "Credit Agreement"), between Insteel Industries, Inc., a North Carolina corporation ("Borrower"), and First Union National Bank ("Bank"), pursuant to which Bank has agreed to extend to Borrower, upon the terms and subject to the conditions contained therein, a credit facility of up to the sum of $60,000,000, as more particularly set forth therein. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.


     Borrower has requested that Bank amend the definition of "EBITDA", and to accomplish the foregoing purpose, Borrower and Bank hereby agree to amend
Section 1.1, Defined Terms, of the Credit Agreement effective as of the Fiscal Quarter ending October 3, 1998 as follows:


     (a) The definition of "EBITDA" is amended in its entirety to read as follows:

          "EBITDA" shall mean with respect to the Fiscal Quarter then ended and the immediately preceding three (3) Fiscal Quarters, Operating Income, plus depreciation, amortization, gains on the sale of the agricultural fencing product line and pension plan termination of Borrower and its Subsidiaries for such fiscal period minus (a) Operating Income plus depreciation and amortization for such fiscal period of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary, (b) Operating Income plus depreciation and amortization for such fiscal period of any corporation, substantially all of the assets of which have been
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                                                                    EXHIBIT 4.48


Insteel Industries, Inc.
October 27, 1998
Page 2


     acquired in any manner by Borrower or any of its Subsidiaries, realized by such corporation prior to the date of such acquisition, and (c) Operating Income plus depreciation and amortization for such fiscal period of any Person to which the assets of Borrower or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which Borrower or any of its subsidiaries shall have been merger, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction.

     (b) The following definition is added in the appropriate alphabetical sequence:

          "Operating Income" shall mean, for any fiscal period, the operating income (or loss) for such fiscal period of Borrower and its subsidiaries as reflected on the financial statements of Borrower and its Subsidiaries delivered to Bank pursuant to Section 7.3 of this Agreement, determined in accordance with Generally Accepted Accounting Principles consistently applied.

     Except as expressly amended herein, the Credit Agreement and each of the other Loan Documents and each and every term and provision thereof shall remain in full force and effect in accordance with the provisions thereof.

     This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     If this letter correctly states our agreement as to the matters set forth herein, please so indicate in the space provided below for your signature and return an executed copy of this Amendment to us.

                                        Yours very truly,

                                        FIRST UNION NATIONAL BANK



                                        By: /s/ Richard J. Rizzo Jr.
                                            ----------------------------------
                                            Title: Vice President

                      [signatures continued on next page]



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                                                                    EXHIBIT 4.48


Insteel Industries, Inc.
October 27, 1998
Page 3


AGREED TO AND ACCEPTED THIS
27TH DAY OF OCTOBER, 1998.

INSTEEL INDUSTRIES, INC.



By: /s/ Michael C. Gazmarian
    --------------------------------------------
    Title: Chief Financial Officer and Treasurer